As filed with the Securities and Exchange Commission on November 25, 2013

Registration No. 333-09623

Registration No. 333-39060

Registration No. 333-39064
Registration No. 333-39290
Registration No. 333-61588

Registration No. 333-100716

Registration No. 333-101444

Registration No. 333-104659
Registration No. 333-117909
Registration No. 333-117910
Registration No. 333-165537
Registration No. 333-190089

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

Post-Effective Amendment No. 1 to Registration Statement No. 333-09623

Post-Effective Amendment No. 1 to Registration Statement No. 333-39060

Post-Effective Amendment No. 1 to Registration Statement No. 333-39064
Post-Effective Amendment No. 1 to Registration Statement No. 333-39290
Post-Effective Amendment No. 1 to Registration Statement No. 333-61588

Post-Effective Amendment No. 1 to Registration Statement No. 333-100716

Post-Effective Amendment No. 1 to Registration Statement No. 333-101444

Post-Effective Amendment No. 1 to Registration Statement No. 333-104659
Post-Effective Amendment No. 1 to Registration Statement No. 333-117909
Post-Effective Amendment No. 1 to Registration Statement No. 333-117910
Post-Effective Amendment No. 1 to Registration Statement No. 333-165537
Post-Effective Amendment No. 1 to Registration Statement No. 333-190089

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

SHFL entertainment, Inc.

(Exact name of registrant as specified in its charter)

______________________

Minnesota (State or other jurisdiction of incorporation or organization)	41-1448495 (I.R.S. Employer Identification No.)

6650 El Camino Road

Las Vegas, Nevada 89118
(Address of Principal Executive Offices) (Zip Code)
______________________

SHUFFLE MASTER, INC. 1993 STOCK OPTION PLAN

NON-QUALIFIED OPTION AGREEMENT (WITH JOHN G. BREEDING)

DECEMBER 2, 1998 CONSULTANT OPTION AGREEMENT
FEBRUARY 16, 2000 CONSULTANT OPTION AGREEMENT

SHUFFLE MASTER, INC. 1993 STOCK OPTION PLAN, AS AMENDED

SHUFFLE MASTER, INC. 2002 STOCK OPTION PLAN

NON-QUALIFIED OPTION AGREEMENT (WITH MARK LIPPARELLI)

SHUFFLE MASTER, INC. 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

SHUFFLE MASTER, INC. 2004 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

SHUFFLE MASTER, INC. 2004 EQUITY INCENTIVE PLAN
OPTION GRANT TO TIMOTHY J. PARROTT, CHIEF EXECUTIVE OFFICER

OPTION GRANT TO LINSTER W. FOX, CHIEF FINANCIAL OFFICER

SHFL ENTERTAINMENT, INC. 2012 STOCK INCENTIVE PLAN

(Full title of the plans)

______________________

Mark Lerner, Esq.

Secretary

SHFL entertainment, Inc.

6650 El Camino Road
Las Vegas, Nevada 89118
(Name and address of agent for service)

(702) 584-7700
(Telephone number, including area code, of agent for service)
______________________

Copy to:
Candice Choh, Esq.
Gibson, Dunn & Crutcher LLP

333 South Grand Ave.
Los Angeles, CA 90071
(213) 229-7000

______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company☐

(Do not check if a smaller reporting company)

______________________

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), of the Registrant:

●

Registration Statement on Form S-8, (No. 333-88124), pertaining to the registration of Common Stock (as defined below) under the 1993 Stock Option Plan (the “1993 Plan”), which was filed with the Securities and Exchange Commission (the “SEC”) on December 30, 1994 (the “1993 Plan Registration Statement”);

●

Registration Statement on Form S-8, (No. 333-09623), pertaining to the registration of additional Common Stock under the 1993 Plan, which was filed with the SEC on August 6, 1996 (the “1993 Plan Registration Statement Number 2”);

●

Registration Statement on Form S-8, (No. 333-39060), pertaining to the registration of additional Common Stock under the 1993 Plan, which was filed with the SEC on June 12, 2000 (the “1993 Plan Registration Statement Number 3”);

●

Registration Statement on Form S-8, (No. 333-39064), pertaining to the registration of Common Stock under the Non-Qualified Option Agreement (with John G. Breeding) (the “Breeding Option Agreement”), which was filed with the SEC on June 12, 2000 (the “Breeding Option Agreement Registration Statement”);

●

Registration Statement on Form S-8, (No. 333-39290), pertaining to the registration of Common Stock under the December 2, 1998 Consultant Option Agreement (the “1998 Consultant Option Agreement”) and the February 16, 2000 Consultant Option Agreement (the “2000 Consultant Option Agreement” and, collectively, the “Consultant Option Agreements”), which was filed with the SEC on June 14, 2000 (the “Consultant Option Agreements Registration Statement”);

●

Registration Statement on Form S-8, (No. 333-61588), pertaining to the registration of Common Stock under the 1993 Stock Option Plan, as Amended (the “1993 Amended Plan”), which was filed with the SEC on May 24, 2001 (the “1993 Amended Plan Registration Statement”);

●

Registration Statement on Form S-8, (No. 333-100716), pertaining to the registration of Common Stock under the 2002 Stock Option Plan (the “2002 Plan”), which was filed with the SEC on October 24, 2002 (the “2002 Plan Registration Statement”);

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Registration Statement on Form S-8, (No. 333-101444), pertaining to the registration of Common Stock under the Non-Qualified Option Agreement (with Mark Lipparelli) (the “Lipparelli Option Agreement”), which was filed with the SEC on November 25, 2002 (the “Lipparelli Option Agreement Registration Statement”);

●

Registration Statement on Form S-8, (No. 333-104659), pertaining to the registration of Common Stock under the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Non-Employee Director Plan”), which was filed with the SEC on April 22, 2003 (the “2003 Non-Employee Director Plan Registration Statement”);

●

Registration Statement on Form S-8, (No. 333-117909), pertaining to the registration of Common Stock under the 2004 Equity Incentive Plan for Non-Employee Directors (the “2004 Non-Employee Director Plan”), which was filed with the SEC on August 4, 2004 (the “2004 Non-Employee Director Plan Registration Statement”);

●

Registration Statement on Form S-8, (No. 333-117910), pertaining to the registration of Common Stock under the 2004 Equity Incentive Plan (the “2004 Plan”), which was filed with the SEC on August 4, 2004 (the “2004 Plan Registration Statement”);

●

Registration Statement on Form S-8, (No. 333-165537), pertaining to the registration of additional Common Stock under the 2004 Plan and the registration of Common Stock under the Option Grant to Timothy J. Parrott, Chief Executive Officer (the “CEO Option Grant”) and the Option Grant to Linster W. Fox, Chief Financial Officer (the “CFO Option Grant” and, together with the CEO Option Grant, the “Option Grants”), which was filed with the SEC on March 18, 2010 (the “2004 Plan and Option Grants Registration Statement”); and

●

Registration Statement on Form S-8, (No. 333-190089), pertaining to the registration of Common Stock under the 2012 Stock Incentive Plan (the “2012 Plan”), which was filed with the SEC on July 23, 2013 (the “2012 Plan Registration Statement”).

Such Post-Effective Amendments are being filed to deregister all of the shares of Common Stock previously registered under the above Registration Statements on Form S-8 and remaining available thereunder.

SHFL entertainment, Inc. (formerly known as Shuffle Master, Inc.), a Minnesota corporation (“SHFL” or the “Registrant”), registered shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible participants under its 1993 Plan pursuant to the 1993 Plan Registration Statement, 1993 Plan Registration Statement Number 2 and 1993 Plan Registration Statement Number 3.

SHFL registered shares of Common Stock issuable to John G. Breeding under the Breeding Option Agreement pursuant to the Breeding Option Agreement Registration Statement.

SHFL registered shares of Common Stock issuable to eligible consultants under the Consultant Option Agreements pursuant to the Consultant Option Agreements Registration Statement.

SHFL registered shares of Common Stock issuable to eligible participants under the 1993 Amended Plan pursuant to the 1993 Amended Plan Registration Statement.

SHFL registered shares of Common Stock issuable to eligible participants under the 2002 Plan pursuant to the 2002 Plan Registration Statement.

SHFL registered shares of Common Stock issuable to Mark Lipparelli under the Lipparelli Option Agreement pursuant to the Lipparelli Option Agreement Registration Statement.

SHFL registered shares of Common Stock issuable to eligible non-employee directors under its 2003 Non-Employee Director Plan pursuant to the 2003 Non-Employee Director Plan Registration Statement.

SHFL registered shares of Common Stock issuable to eligible non-employee directors under its 2004 Non-Employee Director Plan pursuant to the 2004 Non-Employee Director Plan Registration Statement.

SHFL registered shares of Common Stock issuable to eligible participants under the 2004 Plan pursuant to the 2004 Plan Registration Statement and the 2004 Plan and Option Grants Registration Statement.

SHFL registered shares of Common Stock issuable to Timothy J. Parrott and Linster W. Fox pursuant to the 2004 Plan and Option Grants Registration Statement.

SHFL registered shares of Common Stock issuable to eligible participants under its 2012 Plan pursuant to the 2012 Plan Registration Statement.

This Post-Effective Amendment is being filed to terminate all offerings of securities pursuant to the above Registration Statements on Form S-8 and withdraw from registration all securities registered but unsold thereunder.

On November 25, 2013 (the “Effective Time”), pursuant to an Agreement and Plan of Merger, dated as of July 15, 2013, by and among SHFL, Bally Technologies, Inc., a corporation organized under the laws of Nevada (“Parent”) and Manhattan Merger Corp., a Minnesota corporation and indirect wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into SHFL with SHFL being the surviving entity and becoming an indirect wholly-owned subsidiary of Parent. At the Effective Time, all outstanding shares of SHFL’s Common Stock (other than shares of Common Stock owned by SHFL or any of its wholly-owned subsidiaries (in each case other than shares of Common Stock held in a fiduciary or agency capacity beneficially owned by a third party), or Parent or Merger Sub or any other wholly-owned subsidiary of Parent and shares as to which a stockholder had properly perfected appraisal rights and shares of SHFL restricted stock) were canceled and converted into the right to receive $23.25 in cash, without interest.

Accordingly, the Registrant hereby terminates all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, and, by means of this Post-Effective Amendment, the Registrant hereby withdraws from registration all securities registered but unsold under the Registration Statements, if any.

As no securities are being registered herein, the sole purpose of this filing being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, on this 25th day of November, 2013.

SHFL entertainment, Inc.

By:	/s/ Mark Lerner
Name: Mark Lerner
Title: Secretary

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933.